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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2002

THE SEIBELS BRUCE GROUP, INC.
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	0-8804 (Commission File Number)	57-0672136 (IRS Employer Identification No.)

1501 Lady Street (Post Office Box One), Columbia, South Carolina 29201(29202)
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (803) 748-2000

Not applicable
(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 30, 2002, upon the recommendation of Audit Committee of The Seibels Bruce Group, Inc. (the "Company"), the Board of Directors appointed Johnson Lambert & Co. ("Johnson Lambert") to serve as the Company's independent auditors for the current fiscal year which ends December 31, 2002. Johnson Lambert replaced Arthur Andersen LLP ("Andersen") which had been the Company's independent auditors since 1993. Andersen was dismissed on May 30, 2002.

        Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 30, 2002, there were: (i) no disagreements between the Company and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's consolidated financial statement for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 6, 2002, stating its agreement with such statements.

        During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 30, 2002, the Company did not consult with Johnson Lambert with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 6, 2002
Exhibit 99	Press release dated June 3, 2002.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SEIBELS BRUCE GROUP, INC. (Registrant)
Date: June 6, 2002	By:	/s/ JOHN E. NATILI John E. Natili President and Chief Executive Officer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES